UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

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Preliminary Proxy Statement	Soliciting Material Under Rule 14a-12
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Definitive Proxy Statement
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MUNICIPAL ADVANTAGE FUND INC.
1345 Avenue of the Americas
New York, New York 10105

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 15, 2007

MUNICIPAL ADVANTAGE FUND INC.

c/o Allianz Global Investors Fund Management LLC
1345 Avenue of the Americas
New York, New York 10105

To the Stockholders of Municipal Advantage Fund Inc. (the ‘‘Fund’’):

Notice is hereby given that a Special Meeting of Stockholders (the ‘‘Meeting’’) of the Fund will be held at the offices of Allianz Global Investors Fund Management LLC (‘‘AGIFM’’ or the ‘‘Manager’’), 1345 Avenue of the Americas, between West 54th and West 55th Streets, 49th Floor, New York, New York 10105, on Thursday, March 15, 2007 at 9:30 A.M., Eastern Time, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated February 1, 2007:

1.	To approve a new Portfolio Management Agreement relating to the Fund between AGIFM and Pacific Investment Management Company LLC (‘‘PIMCO’’ or the ‘‘Sub-Adviser’’); and

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 19, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

By order of the Board of Directors,
Thomas J. Fuccillo Secretary

New York, New York
February 1, 2007

It is important that your shares be represented at the Meeting in person or by proxy, no matter how many shares you own. If you do not expect to attend the Meeting, please complete, date, sign and return the applicable enclosed proxy or proxies in the accompanying envelope, which requires no postage if mailed in the United States. Please mark and mail your proxy or proxies promptly in order to save the Fund any additional costs of further proxy solicitations and in order for the Meeting to be held as scheduled.

MUNICIPAL ADVANTAGE FUND INC.

c/o Allianz Global Investors Fund Management LLC
1345 Avenue of the Americas
New York, New York 10105

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 15, 2007

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the ‘‘Board’’) of Municipal Advantage Fund Inc. (the ‘‘Fund’’) of proxies to be voted at a Special Meeting of Stockholders of the Fund and any adjournment or postponement thereof (the ‘‘Meeting’’). The Meeting will be held at the offices of Allianz Global Investors Fund Management LLC (‘‘AGIFM’’ or the ‘‘Manager’’), 1345 Avenue of the Americas, between West 54th and West 55th Streets, 49th Floor, New York, New York 10105, on Thursday, March 15, 2007 at 9:30 A.M., Eastern Time.

The Notice of Special Meeting of Stockholders (the ‘‘Notice’’), this Proxy Statement and the enclosed Proxy Card are first being sent to stockholders on or about February 1, 2007.

The Board has fixed the close of business on January 19, 2007 as the record date (the ‘‘Record Date’’) for the determination of stockholders of the Fund entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Stockholders on the Record Date will be entitled to one vote for each full share and an approximate fraction of a vote for each fractional share held, with no cumulative voting rights, with respect to each matter to which they are entitled to vote. The following table sets forth the number of shares of common stock (‘‘Common Shares’’) and shares of preferred stock (‘‘Preferred Shares’’ and, together with the Common Shares, the ‘‘Shares’’) issued and outstanding at the close of business on the Record Date:

Outstanding Common Shares	Outstanding Preferred Shares
7,257,093	1,100

The classes of stock listed in the table above are the only classes of stock currently authorized by the Fund.

At the Meeting, Preferred Stockholders will have equal voting rights (i.e., one vote per Share) with the Common Stockholders and will vote together with Common Stockholders as a single class on all proposals to be brought before the Meeting. As summarized in the table below, the Common and Preferred Stockholders, voting together as a single class, have the right to vote on the approval of a new Portfolio Management Agreement relating to the Fund between AGIFM and Pacific Investment Management Company LLC (‘‘PIMCO’’ or the ‘‘Sub-Adviser’’).

Summary of Proposal

Proposal	Common Stockholders	Preferred Stockholders
I. Approval of the Portfolio Management Agreement	X	X

You may vote by mailing the enclosed proxy card. Shares represented by duly executed and timely delivered proxies will be voted as instructed on the proxy. If you mail the enclosed proxy and no choice is indicated for the Proposal listed in the attached Notice, your proxy will be voted in favor of the Proposal. At any time before it has been voted, your proxy may be revoked in one of the following ways: (i) by delivering a signed, written letter of revocation to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) by properly executing and delivering a later-dated proxy, or (iii) by attending the Meeting, requesting return of any previously delivered proxy, and voting in person. If any proposals, other than the Proposal set forth herein, properly come before the Meeting, Shares represented by the proxies will be voted on all such proposals in the discretion of the person, or persons, voting the proxies.

The principal executive offices of the Fund are located at 1345 Avenue of the Americas, New York, New York 10105. AGIFM serves as the investment manager of the Fund and has retained its affiliate, PIMCO, to serve as the Fund’s interim sub-adviser pending approval of the final Portfolio Management Agreement. Additional information regarding the Manager and PIMCO may be found under ‘‘Information about PIMCO’’ and ‘‘Additional Information — Investment Manager’’ below.

The solicitation will be primarily by mail and the cost of soliciting proxies will be borne by the Fund. Certain officers of the Fund and certain officers and employees of the Manager or its affiliates (none of whom will receive additional compensation therefor) may solicit proxies by telephone, mail, e-mail and personal interviews. The Board has approved hiring the Altman Group to aid in the solicitation of instructions for registered and nominee accounts. The anticipated expenses of the Altman Group are expected to be between approximately $7,400 and $10,600. All out-of pocket expenses incurred in connection with the solicitation will be borne by the Fund.

PROPOSAL I: APPROVAL OF THE PORTFOLIO MANAGEMENT AGREEMENT

AGIFM serves as the investment manager of the Fund pursuant to a Management Agreement with Allianz Dresdner Asset Management of America L.P. dated May 5, 2000 and a Novation Agreement, reflecting a change in Manager from Allianz Dresdner Asset Management of America L.P. to AGIFM (formerly PIMCO Funds Advisors LLC), dated February 26, 2002 (the ‘‘Advisory Agreement’’). AGIFM previously retained its affiliate, Oppenheimer Capital LLC (‘‘OpCap’’), as sub-adviser to manage the Fund’s investments pursuant to an Investment Advisory and Administration Agreement with OpCap Advisors LLC dated May 5, 2000 and a Novation Agreement, reflecting a change in sub-adviser from OpCap Advisors LLC to OpCap, dated February 28, 2005 (the ‘‘OpCap Sub-Advisory Agreement’’), through November 31, 2006. The OpCap Sub-Advisory Agreement was last approved by the Board at a contract review meeting held on February 15 and 16, 2006. The OpCap Sub-Advisory Agreement was last submitted to the Fund’s stockholders for approval on January 12, 2000 in connection with the 2000 annual meeting of stockholders. On November 21, 2006, the Fund’s Board approved PIMCO, also an affiliate of AGIFM, as the new sub-adviser to the Fund, effective December 1, 2006 for an interim period of 150 days, pursuant to an Interim Portfolio Management Agreement dated as of December 1, 2006 (the ‘‘Interim Sub-Advisory Agreement’’). The Interim Sub-Advisory Agreement was approved in anticipation of submitting a proposal to stockholders at the Meeting to approve PIMCO as the Fund’s sub-adviser on a permanent basis. On December 12, 2006, the Fund’s Board approved PIMCO as the Fund’s permanent Sub-Adviser pursuant to a Portfolio Management Agreement (the ‘‘Sub-Advisory Agreement’’), subject to the approval of the Sub-Advisory Agreement by the Fund’s stockholders at the Meeting.

The Interim Sub-Advisory Agreement is now in place. If the Sub-Advisory Agreement is not approved by stockholders by April 30, 2007, the Interim Sub-Advisory Agreement will terminate on that date, and the Fund’s Board will be unable to enter into an additional temporary arrangement with PIMCO, or any other sub-adviser, to ensure continuous management of the Fund’s assets. In that event, the Fund’s Board will take such action as it deems to be in the best interests of the Fund and its stockholders.

Description of the Interim Sub-Advisory Agreement

The Interim Sub-Advisory Agreement provides that, subject to the direction and oversight of the Fund’s Directors and its Manager, PIMCO will provide a continuous investment program for the Fund and will make all related investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. PIMCO will provide such services in compliance with the provisions of the Fund’s Charter and Amended and Restated Bylaws, as well as the investment objectives, policies, and restrictions of the Fund as set forth in its Prospectus and current Shareholder Report.

The Interim Sub-Advisory Agreement provides that it will, unless sooner terminated in accordance with its terms, continue in effect for a period of 150 days. The agreement may not be amended without a majority vote of the outstanding voting shares of the Fund and a majority vote of the Directors of the Fund who are not ‘‘interested persons’’ (as defined in the 1940 Act) of the Fund, the Manager or PIMCO.

The Interim Sub-Advisory Agreement may be terminated, without the payment of any penalty, (i) at any time by a vote of either a majority of the Directors or by the affirmative vote of a majority of the outstanding shares of the Fund or (ii) by the Manager on 60 days’ written notice to PIMCO. The Interim Sub-Advisory Agreement will terminate automatically in the event of its assignment.

The Interim Sub-Advisory Agreement provides that PIMCO will not be subject to any liability arising out of any services rendered by it under the Interim Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.

The Interim Sub-Advisory Agreement provides that PIMCO shall furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties and necessary administrative facilities for the efficient conduct of the investment affairs of the Fund.

As compensation for its services rendered and for the expenses borne by the Sub-Adviser, the Manager (and not the Fund) will pay PIMCO a monthly fee computed at the annual rate of 0.36% of the Fund’s average daily net assets.1 The annual rate of the fee paid to PIMCO under the Interim Sub-Advisory Agreement is identical to the annual rate previously paid to OpCap under the OpCap Sub-Advisory Agreement.

Description of the Sub-Advisory Agreement

The Sub-Advisory Agreement, the form of which is attached to this Proxy Statement as Exhibit A, is identical to the Interim Sub-Advisory Agreement with the following material exceptions:

The Sub-Advisory Agreement provides that upon execution it will, unless sooner terminated in accordance with its terms, continue in effect for two years from its effective date, and thereafter on a

[1]	‘‘Average daily net assets’’ means the average daily value of the Fund’s assets (including assets attributable to the Fund’s outstanding Preferred Shares) less its liabilities (other than liabilities represented by any Preferred Shares outstanding).

yearly basis, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Directors or the affirmative vote of a majority of the outstanding shares of the Fund and (ii) by a vote of a majority of the Directors who are not ‘‘interested persons’’ (as defined in the 1940 Act) of the Fund, the Manager or PIMCO, cast in person at a meeting called for the purpose of voting on such approval.

As compensation for its services rendered and for the expenses borne by the Sub-Adviser, the Manager (and not the Fund) will pay PIMCO a monthly fee computed at the annual rate of 0.45% of the Fund’s average daily net assets. The annual rate of the fee paid to PIMCO under the Sub-Advisory Agreement is higher than the annual rate paid to each of OpCap (under the OpCap Sub-Advisory Agreement) and PIMCO (under the Interim Sub-Advisory Agreement). However, the total percentage of average daily net assets paid by the Fund as a fee to the Manager, currently payable monthly at the annual rate of 0.60% of the Fund’s average daily net assets, will remain unchanged. During the fiscal year ended October 31, 2006, the Fund paid an aggregate fee of $956,272 to the Manager for services as the investment adviser.

The following table provides a comparison of the aggregate fees paid to OpCap under the OpCap Sub-Advisory Agreement to the aggregate fees OpCap would have received if it had been paid at an annual rate of 0.45%:

Aggregate fee paid to OpCap under OpCap Sub-Advisory Agreement for fiscal year ended October 31, 2006 (at annual rate of 0.36%)	$573,763
Aggregate Fee OpCap would have been paid at an annual rate of 0.45%	$717,204
Difference between the fees (stated as a percentage)	20%

Directors’ Considerations

The Board of Directors of the Fund met on November 21, 2006 and December 12, 2006 to approve PIMCO as the Fund’s new sub-adviser, initially on an interim basis pursuant to the Interim Sub-Advisory Agreement and then, subject to stockholder approval, on a continuing basis pursuant to the Sub-Advisory Agreement (together with the Interim Sub-Advisory Agreement, the ‘‘New PIMCO Agreements’’). In determining to approve the New PIMCO Agreements, the Directors, including the Directors who are not ‘‘interested persons’’ of the Fund, considered information that they believed, in light of the legal advice furnished to them and their own business judgment, to be relevant. Further, at previous Board meetings, including a meeting on June 20, 2006, AGIFM and PIMCO had provided the Board with materials regarding the services provided by PIMCO and the performance of various national and state-specific municipal closed-end funds that are overseen by the Board, managed by AGIFM and sub-advised by PIMCO (the ‘‘Other PIMCO Municipal Closed-End Funds’’), as well as information about other similar funds and accounts managed by PIMCO. The Directors met with and discussed the proposed New PIMCO Agreements with representatives of the Manager and PIMCO and received advice, including written memoranda, from Fund counsel regarding the legal standards applicable to the consideration of advisory arrangements. The independent Directors were assisted in their evaluation of the New PIMCO Agreements by independent legal counsel, from whom they received separate legal advice and with whom they met separately from management.

The Directors’ decision to replace OpCap as the Fund’s sub-adviser followed numerous discussions about the Fund and its sub-adviser and below average performance history, including during prior contract renewal meetings. In connection with the Fund’s most recent contract renewal in June 2006, the Directors had noted that the Fund’s net asset value performance continued to be below its peer median and average groups for the one-year, three-year, five-year, and ten-year periods ended

April 30, 2006. The Directors observed that the Fund’s Common Shares have traded at a considerable discount to the Fund’s net asset value per share, and considered whether a change in sub-adviser to a firm well-known for its management of fixed income strategies and any related improvement in performance might help reduce the trading discount in future periods. Following the June 2006 contract renewal, the Directors conducted further discussions with management regarding the possibility of replacing OpCap with PIMCO as the Fund’s sub-adviser in an attempt to improve performance. In evaluating this proposal, the Directors considered that PIMCO sub-advises the Other PIMCO Municipal Closed-End Funds, and that the Directors had regularly reviewed the services provided by PIMCO to those funds. The Directors took into account PIMCO’s strong reputation and performance record. The Directors also considered differences in the investment management approach of PIMCO as compared to OpCap and the changes in the Fund’s investment policies proposed by PIMCO to provide additional flexibility in an attempt to improve Fund performance. The Directors placed considerable emphasis on PIMCO’s performance record in sub-advising the Other PIMCO Municipal Closed-End Funds, and recognized that engaging PIMCO as sub-adviser would not increase the investment advisory fee payable by the Fund. As part of the Directors’ discussions, they noted that, if PIMCO were to replace OpCap as the Fund’s sub-adviser and the Fund’s trading discount does not diminish over time, the Directors may consider other actions intended to reduce the discount, such as repurchasing the Fund’s Common Shares on the open market or in private transactions, conducting tender offers for Common Shares, or proposing a merger of the Fund into another closed-end fund or the conversion of the Fund to an open-end investment company. There can be no assurance that the Board of Directors will decide to take or propose any of these actions or that share repurchases or tender offers would actually reduce any trading discount.

In connection with the meetings held in November and December of 2006 to approve the New PIMCO Agreements, the Directors received and relied upon materials provided by management which included, among other items: (i) comparative performance information provided by Lipper Analytical Services Inc., (ii) information regarding the management fees and performance of similar products (including the Other PIMCO Municipal Closed-End Funds, open-end funds and separate institutional accounts, where applicable) advised or sub-advised by PIMCO, and (iii) descriptions of projected sub-advisory fees and expenses.

Based in part on their annual review of sub-advisory arrangements for the Other PIMCO Municipal Closed-End Funds, the Directors examined PIMCO’s abilities to provide high quality investment management and other services to the Fund. The Directors considered PIMCO’s investment philosophy and research and decision-making processes; the experience of key advisory personnel at PIMCO who would be responsible for portfolio management of the Fund; the ability of PIMCO to attract and retain capable personnel; the capability and integrity of the senior management and staff at PIMCO; and the level of skill required to manage the Fund. In addition, the Directors reviewed the quality of PIMCO’s services with respect to regulatory compliance, as well as PIMCO’s business reputation, financial condition and operational stability. Based on the foregoing, the Directors concluded that PIMCO’s investment process, research capabilities and philosophy were well suited to the Fund given its investment objective and policies, and that PIMCO would be able to meet any reasonably foreseeable obligations under the New PIMCO Agreements.

In assessing the reasonableness of the fee to be paid to PIMCO under the Sub-Advisory Agreement, the Directors emphasized that, while the fee under the Sub-Advisory Agreement is higher than that previously paid to OpCap, the management fee paid by the Fund would remain unchanged. The Directors noted that the fee under the Sub-Advisory Agreement is comparable to the fees paid to PIMCO to sub-advise the Other PIMCO Municipal Closed-End Funds (excluding any applicable fee waivers). The Directors also reviewed, among other information, the fees paid to PIMCO by other closed-end funds and mutual funds. They noted that fees may vary among similar funds for several reasons, and that the degree of complexity and investment discretion can vary widely. The Directors also considered representations that the projected profitability to PIMCO of its relationship with the Fund was expected to be consistent with its profitability in managing the other PIMCO Municipal Closed-End Funds.

The Directors took into account that, as a closed-end investment company, the Fund does not currently intend to raise additional assets, so the assets of the Fund will grow, if at all, only through the investment performance of the Fund. Therefore, the Directors did not consider potential economies of scale as a principal factor in assessing the fee rate payable under the New PIMCO Agreements. Additionally, the Directors considered so-called ‘‘fall-out benefits’’ to PIMCO, such as reputational value derived from serving as sub-adviser to the Fund, and concluded that these benefits would be consistent with similar benefits enjoyed by PIMCO with respect to sub-advising the Other PIMCO Municipal Closed-End Funds. The Directors considered that the payment of fees on leveraged assets under the New PIMCO Agreements may create a conflict of interest between PIMCO and the Fund’s common stockholders, and they took into account information previously provided regarding the continued appropriateness of the use of leverage by the Fund.

After reviewing these and related factors, the Directors concluded, within the context of their overall conclusions regarding the New PIMCO Agreements, that the nature, extent, and quality of services to be provided supported the approval of the New PIMCO Agreements. The Directors’ conclusions as to the approval of the New PIMCO Agreements were based on a comprehensive consideration of all information provided to the Directors and not the result of any single factor. Some of the factors that figured particularly in the Directors’ deliberations are described above, although individual Directors may have evaluated the information presented differently from one another, giving different weights to various factors. Based on their evaluation, the Board of Directors, including a majority of the independent Directors, unanimously voted to approve the Fund’s Interim Sub-Advisory Agreement for a period of 150 days beginning December 1, 2006 and, subject to stockholder approval, the Fund’s Sub-Advisory Agreement with PIMCO for an initial period ending on the second anniversary of the agreement.

Information about PIMCO

PIMCO, located at 840 Newport Center Drive, Newport Beach, California 92660, serves as sub-advisor to the Fund. PIMCO is an investment management firm founded in 1971. PIMCO, a Delaware limited liability company, is a majority-owned subsidiary of Allianz Global Investors of America L.P., with a minority interest held by PIMCO Partners, LLC, and a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. PIMCO Partners, LLC is owned by the current managing directors and executive management of PIMCO. The address for Allianz Global Investors of America L.P. is 680 Newport Center Drive, Newport Beach, California 92660. The address for PIMCO Partners, LLC 840 Newport Center Drive, Newport Beach, California 92660. Prior to December 1, 2006, the Manager retained its affiliate, OpCap, to manage the Fund’s investments. OpCap is located at 1345 Avenue of the Americas, 49th Floor, New York, New York 10105.

Information about the principal executive officer and each director of PIMCO is provided below.

Principal Executive Officer	Principal Occupation
William S. Thompson	CEO and Managing Director – Executive Committee
Directors	Principal Occupation
William H. Gross	Managing Director – Executive Committee
Pasi M. Hamalainen	Managing Director – Executive Committee
Brent R. Harris	Managing Director – Executive Committee
Lew W. Jacobs IV	Managing Director – Executive Committee
Ernest L. Schmider	Managing Director – Executive Committee
Richard M. Weil	Managing Director – Executive Committee
Mark V. McCray	Portfolio Manager

Certain Directors and Officers of the Fund

The following table lists the names of each Director and officer of the Fund who is also an officer, employee, director, general partner or shareholder of the Manager or PIMCO:

Name	Position with Fund	Position with Manager or PIMCO
John C. Maney	Director	Chief Financial Officer, Pacific Investment Management Company LLC; Chief Financial Officer, Allianz Global Investors Fund Management LLC
Brian S. Shlissel	President and Chief Executive Officer	Executive Vice President, Allianz Global Investors Fund Management LLC
Lawrence G. Altadonna	Treasurer, Principal Financial and Accounting Officer	Senior Vice President, Allianz Global Investors Fund Management LLC
William V. Healey	Assistant Secretary	Executive Vice President, Chief Legal Officer and Secretary, Allianz Global Investors Fund Management LLC

Other Funds Managed by PIMCO

The following table identifies other funds with similar investment objectives for which PIMCO serves as investment adviser, the total assets of each such fund, and the rate of PIMCO’s compensation for serving as investment adviser to each such fund:

Other Similar Funds	Total Assets	Sub-Advisory Fee	Current Fee Waiver[1]	Net Sub-Advisory Fee Paid to PIMCO
PIMCO Municipal Income Fund I	$569,135,917	0.370%	0.090%	0.280%
PIMCO Municipal Income Fund II	$1,398,071,576	0.500%	0.240%	0.260%
PIMCO Municipal Income Fund III	$744,138,327	0.500%	0.240%	0.260%

[1]	Each fund’s current fee waiver will decrease in each of the next two years and the resulting net sub-advisory fee paid to PIMCO will increase. The fee waivers for PIMCO Municipal Income Fund I and PIMCO Municipal Income Fund II will end June 30, 2009 and the fee waiver for PIMCO Municipal Income Fund III will end October 31, 2009.

Brokerage and Research Services    The Fund did not pay any commissions to an affiliated broker.

Required Vote.    Approval of the Sub-Advisory Agreement requires the affirmative vote of a ‘‘majority of the outstanding voting securities’’ of the Fund, which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% of the shares of the Fund present at the Meeting or represented by proxy, if more than 50% of the outstanding shares of the Fund are present or represented by proxy. Therefore, in order for this Proposal I to be approved, more than 50% of the Fund’s shares must be present at the Meeting or represented by proxy.

The Board of Directors of the Fund Unanimously Recommends that You Vote FOR Proposal I.

ADDITIONAL INFORMATION

Executive and Other Officers of the Fund.    The table below provides certain information concerning the executive officers of the Fund and certain other officers who perform similar duties. Officers hold office at the pleasure of the Board and until their successors are appointed and qualified or until their earlier resignation or removal. Officers and employees of the Fund who are principals, officers, members or employees of the Manager or the Sub-Adviser are not compensated by the Fund.

Name, Address and Date of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Brian S. Shlissel 1345 Avenue of the Americas, 47th Floor New York, NY 10105 11/14/1964	President & Chief Executive Officer	Since September 2002	Executive Vice President, Allianz Global Investors Fund Management LLC; Director of 8 funds in the Fund Complex; President and Chief Executive Officer of 32 funds in the Fund Complex; Treasurer, Principal Financial and Accounting Officer of 35 funds in the Fund Complex since 2005.
Lawrence G. Altadonna 1345 Avenue of the Americas, 47th Floor New York, NY 10105 03/10/1966	Treasurer, Principal Financial and Accounting Officer	Since September 2002	Senior Vice President, Allianz Global Investors Fund Management LLC; Treasurer, Principal Financial and Accounting Officer of 32 funds in the Fund Complex; Assistant Treasurer of 35 funds in the Fund Complex.

Name, Address and Date of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Thomas J. Fuccillo 1345 Avenue of the Americas, 50th Floor New York, NY 10105 03/22/1968	Vice President, Secretary and Chief Legal Officer	Since December 2004	Senior Vice President, Senior Counsel, Allianz Global Investors of America L.P., Vice President, Secretary and Chief Legal Officer of 67 funds in the Fund Complex; Formerly, Vice President and Associate General Counsel, Neuberger Berman, LLC (1991-2004).
Youse Guia 680 Newport Center Drive Suite 250 Newport Beach, CA 92660 09/03/1972	Chief Compliance Officer	Since October 2004	Senior Vice President, Group Compliance Manager, Allianz Global Investors of America L.P.; Chief Compliance Officer of 67 funds in the Fund Complex; Formerly, Vice President, Group Compliance Manager, Allianz Global Investors of America L.P. (2002-2004). Audit Manager, PricewaterhouseCoopers LLP (1996-2002).
William V. Healey 1345 Avenue of the Americas, 50th Floor New York, NY 10105 07/28/1953	Assistant Secretary	Since December 2006	Executive Vice President and Chief Legal Officer, Allianz Global Investors of America L.P., Executive Vice President, Chief Legal Officer and Secretary, Allianz Global Investors Fund Management LLC, Allianz Global Investors Distributors LLC, Allianz Global Investors Advertising Agency Inc., Allianz Global Investors Managed Accounts LLC, Allianz Global Investors U.S. Retail LLC and OpCap Advisors LLC. Assistant Secretary of 67 funds in the Fund Complex; formerly, Chief Legal Officer, Vice President and Associate General Counsel of The Prudential Insurance Company of America (1998-2005).

Name, Address and Date of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Richard H. Kirk 2187 Atlantic Street, Stamford, CT 06902 04/06/1961	Assistant Secretary	Since December 2006	Senior Vice President, Allianz Global Investors of America L.P. (since 2004). Senior Vice President, Associate General Counsel, Allianz Global Investors Distributors LLC. Assistant Secretary of 67 funds in the Fund Complex; formerly, Vice President, Counsel, The Prudential Insurance Company of America/American Skandia (2002-2004).
Kathleen A. Chapman 2187 Atlantic Street, Stamford, CT 06902 11/11/1954	Assistant Secretary	Since December 2006	Assistant Secretary of 67 funds in the Fund Complex; Manager – IIG Advisory Law, Morgan Stanley (2004-2005); Paralegal The Prudential Insurance Company of America; and Assistant Corporate Secretary of affiliated American Skandia companies (1996-2004).
Lagan Srivastava 1345 Avenue of the Americas, 50th Floor New York, NY 10105 09/20/1977	Assistant Secretary	Since December 2006	Assistant Secretary of 67 funds in the Fund Complex; formerly, Research Assistant, Dechert LLP (2004-2005); Research Assistant, Swidler Berlin Shereff Friedman LLP (2002-2004).

As of December 28, 2006, the Directors and the officers of the Fund as a group and individually beneficially owned less than one percent (1%) of the Fund’s outstanding Common Shares and Preferred Shares. According to an amended Schedule 13D filed with the Securities and Exchange Commission (‘‘SEC’’) on January 17, 2007, Bulldog Investors General Partnership and Phillip Goldstein own 13.82% of the Fund’s outstanding Common Shares as of that date. According to an amended Schedule 13D filed with the SEC on January 9, 2007, Karpus Investment Management owns 6.06% of the Fund’s outstanding Common Shares as of that date.

Investment Manager.    The Manager, located at 1345 Avenue of the Americas, New York, New York 10105, serves as the investment manager of the Fund. The Manager is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company.

Legal Proceedings.    In June and September 2004, the Manager, certain of its affiliates (Allianz Global Investors Distributors LLC and PEA Capital LLC) and Allianz Global Investors of America L.P., agreed to settle, without admitting or denying the allegations, claims brought by the SEC, the New Jersey Attorney General and the California Attorney General alleging violations of federal and state securities laws with respect to certain open-end funds for which the Manager serves as investment adviser. Two settlements (with the SEC and New Jersey) related to an alleged ‘‘market timing’’ arrangement in certain open-end funds sub-advised by PEA Capital LLC. Two settlements (with the SEC and California) related to the alleged use of cash and fund portfolio commissions to finance ‘‘shelf-space’’ arrangements with broker-dealers for open-end funds. The Manager and its affiliates agreed to pay a total of $68 million to settle the claims related to market timing and $20.6 million to settle the claims related to shelf space. In addition to monetary payments, the settling parties also agreed to make certain corporate governance, compliance and disclosure reforms, and consented to cease and desist orders and censures. The settling parties did not admit or deny the findings in these settlements. None of the settlements alleged that any inappropriate activity took place with respect to the Fund.

Since February 2004, the Manager and certain of its affiliates and their employees have been named as defendants in fifteen lawsuits filed in various jurisdictions. Eleven of those lawsuits concern market timing and have been transferred to and consolidated for pre-trial proceedings in a multi-district litigation proceeding in the U.S. District Court for the District of Maryland; the other four lawsuits concern revenue sharing and have been consolidated into a single action in the U.S. District Court for the District of Connecticut. The lawsuits generally relate to the same allegations that are the subject of the regulatory proceedings discussed above. The lawsuits seek, among other things, unspecified compensatory damages plus interest and, in some cases, punitive damages, the rescission of investment advisory contracts, the return of fees paid under these contracts, restitution, and waiver of or return of certain sales changes paid by open-end fund shareholders.

The Manager and the Sub-Adviser believe that these matters are not likely to have a material adverse effect on the Fund or on their ability to perform their respective investment advisory activities relating to the Fund.

The foregoing speaks only as of the date of this document.

Other Business.    As of the date of this Proxy Statement, the Fund’s officers and the Manager know of no business to come before the Meeting other than as set forth in the Notice. If any other business is properly brought before the Meeting, or any adjournment thereof, the persons named as proxies will vote in their sole discretion.

Quorum, Adjournments and Methods of Tabulation.    A quorum of the Fund at the Meeting will consist of the presence in person or by proxy of a majority (greater than 50%) of the total Shares of the Fund entitled to vote at the Meeting. In the event that a quorum is not present at the Meeting or, even if a quorum is present, in the event that sufficient votes in favor of the Proposal set forth in the Notice are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting after the date set for the original Meeting, with no other notice than announcement at the Meeting, to permit further solicitation of proxies with respect to the Proposal. In addition, if, in the judgment of the persons named as proxies, it is advisable to defer action on the Proposal, the persons named as proxies may propose one or more adjournments of the Meeting with respect to the Proposal for a reasonable time. Any adjournments with respect to the Proposal will require the affirmative vote of a plurality of the Shares of the Fund present in person or represented by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal. The costs of any additional solicitation and of any adjourned session will be borne by the Fund. Any proposals properly before the Meeting for which sufficient favorable votes have been received by the time of the Meeting will be acted upon and such action will be final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as tellers (the ‘‘Tellers’’) for the Meeting. For purposes of determining the presence of a quorum for the Fund, the Tellers will count the total number of votes cast ‘‘for’’ or ‘‘against’’ approval of the Proposal, as well as Shares represented by any proxies that reflect abstentions and ‘‘broker non-votes’’ (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter).

With respect to the approval of the Sub-Advisory Contract, abstentions and broker non-votes have the effect of a negative vote on the proposal.

Reports to Stockholders.    The Fund’s 2006 Annual Report to Stockholders was mailed to stockholders on or about December 27, 2006. Additional copies of the Annual Report and the Fund’s semi-annual report may be obtained without charge from the Fund by calling 1-877-819-2224 or by writing to the Fund at 2187 Atlantic Street, 7th Floor, Stamford, Connecticut 06902.

Stockholder Proposals for 2008 Annual Meeting.    It is currently anticipated that the Fund’s next annual meeting of stockholders after the Meeting addressed in this proxy statement will be held in February 2008. Proposals of stockholders intended to be presented at that annual meeting of the Fund must be received by the Fund no later than September 5, 2007 for inclusion in the Fund’s proxy statement and proxy card relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy materials does not guarantee that it will be included. Stockholder proposals are subject to certain requirements under the federal securities laws and must be submitted in accordance with the Fund’s Bylaws. Stockholders submitting any other proposals for the Fund intended to be presented at the 2008 annual meeting (i.e., other than those to be included in the Fund’s proxy materials) must ensure that such proposals are received by the Fund, in good order and complying with all applicable legal requirements and requirements set forth in the Fund’s Bylaws, no later than December 28, 2007. If a stockholder who wishes to present a proposal fails to notify the Fund within these dates, the proxies solicited for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholder proposals should be addressed to the attention of the Secretary of the Fund, at the address of the principal executive offices of the Fund, with a copy to David C. Sullivan, Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110-2624.

Shareholders Sharing An Address

The Fund is permitted to mail only one copy of this proxy statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this proxy statement and you are a holder of record of your shares, please call 1-800-331-1710. If your shares are held in broker street name please contact your financial service firm to obtain additional copies of this proxy statement. If in the future you do not want the mailing of proxy statements and information statements to be combined with those of other members of your household, or if you have received multiple copies of this proxy statement and want future mailings to be combined with those of other members of your household, please contact the Manager in writing at Allianz Global Investors Fund Management LLC, C/O PFPC, PO Box 43027, Providence, RI 02940, or by telephone at 1-800-331-1710, or contact your financial service firm.

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY TO ENSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

February 1, 2007

Exhibit A to Proxy Statement

Form of Portfolio Manager Agreement

PORTFOLIO MANAGEMENT AGREEMENT

MUNICIPAL ADVANTAGE FUND INC.

This Portfolio Management Agreement is executed as of                 , 2007 by and between ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC, a Delaware limited liability company (the ‘‘Manager’’), and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, a Delaware limited liability company (the ‘‘Portfolio Manager’’).

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

Article I.    SERVICES TO BE RENDERED BY THE PORTFOLIO MANAGER TO THE FUND.

Section 1.01    Subject always to the direction and oversight of the Directors of Municipal Advantage Fund Inc. (the ‘‘Fund’’), a Maryland corporation, and the Manager, the Portfolio Manager, at its expense, will furnish continuously an investment program for the Fund and will make all related investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Portfolio Manager (1) will comply with the provisions of the Fund’s Articles of Restatement and Amended and Restated Bylaws, including any amendments thereto (upon receipt of such amendments by the Portfolio Manager), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Shareholder Report (copies of which will be supplied to the Portfolio Manager and have been filed with the Securities and Exchange Commission (the ‘‘SEC’’)), (2) will use its best efforts to safeguard and promote the welfare of the Fund and (3) will comply with other policies which the Directors or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Portfolio Manager in writing. The Portfolio Manager and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review the investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

Section 1.02    The Portfolio Manager shall be responsible for daily monitoring of the investment activities and portfolio holdings of the Fund in connection with the Fund’s compliance with the investment objectives, policies and restrictions of the Fund, as set forth in the Fund’s current Prospectus and Shareholder Report. The Portfolio Manager shall also cooperate with and provide sufficient information to the Manager to assist the Manager in its monitoring of the investment activities and portfolio holdings of the Fund in connection with the Fund’s overall compliance with the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder (the ‘‘1940 Act’’), the Fund’s compliance with the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Shareholder Report and the Fund’s satisfaction of quarterly diversification requirements for qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder. Notwithstanding the investment discretion delegated to the Portfolio Manager in paragraph (a) of this Section, the Portfolio Manager shall act on any instructions of the Manager with respect to the investment activities of the Fund to ensure the Fund’s compliance with the foregoing.

Section 1.03    The Portfolio Manager, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including verification and oversight of the pricing of the Fund’s portfolio (but excluding determination of net asset value and shareholder accounting services).

Section 1.04    In the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Portfolio Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Portfolio Manager, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Directors of the Fund may determine and communicate to the Portfolio Manager in writing, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Portfolio Manager or its affiliates an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager’s overall responsibilities with respect to the Fund and to other clients of the Portfolio Manager and its affiliates as to which the Portfolio Manager and its affiliates exercise investment discretion. The Fund agrees that any entity or person associated with the Portfolio Manager or its affiliates which is a member of a national securities exchange is expressly authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934 (the ‘‘1934 Act’’).

Section 1.05    The Portfolio Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Portfolio Manager pursuant to this Section 1.

Article II.    OTHER AGREEMENTS, ETC.

It is understood that any of the stockholders, Directors, officers and employees of the Fund may be a stockholder, member, director, officer or employee of, or be otherwise interested in, the Portfolio Manager, and in any person controlled by or under common control with the Portfolio Manager, and that the Portfolio Manager and any person controlled by or under common control with the Portfolio Manager may have an interest in the Fund. It is also understood that the Portfolio Manager and persons controlled by or under common control with the Portfolio Manager have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.

Article III.    COMPENSATION TO BE PAID BY THE MANAGER TO THE PORTFOLIO MANAGER.

The Manager will pay the Portfolio Manager as compensation for the Portfolio Manager’s services rendered and for the expenses borne by the Portfolio Manager pursuant to Section 1, a fee computed and paid monthly as follows:

Section 3.01    At the annual rate of 0.45% of the Fund’s average daily net assets;

For purposes of this Section 3, ‘‘average daily net assets’’ means the average daily value of the Fund’s assets (inclusive of assets attributable to any preferred stock that may be outstanding) less its liabilities (other than liabilities represented by any preferred stock that may be outstanding). Such fee from the Manager to the Portfolio Manager shall be payable for each month by the fifth business day of each succeeding month.

In the event that the Portfolio Manager has agreed to a fee waiver arrangement with the Manager, subject to such terms and conditions as the Manager and the Portfolio Manager may set forth in such agreement, the compensation due the Portfolio Manager hereunder shall be reduced to the extent required by such fee waiver arrangement.

If the Portfolio Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

Article IV.    ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Management Agreement between the Manager and the Fund shall have terminated for any reason; and this Agreement shall not be amended unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not interested persons of the Fund or of the Manager or the Portfolio Manager.

Article V.    EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

This Agreement shall become effective upon its execution, and shall remain in full force and effect as to the Fund continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

Section 5.01    The Fund may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Portfolio Manager, or

Section 5.02    If (i) the Directors of the Fund or the stockholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Directors of the Fund who are not interested persons of the Fund or of the Manager or of the Portfolio Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the stockholders of the Fund for their approval and such stockholders fail to approve such continuance of this Agreement as provided herein, the Portfolio Manager may continue to serve hereunder in a manner consistent with the 1940 Act, or

Section 5.03    The Manager may at any time terminate this Agreement by not less than 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Portfolio Manager, and the Portfolio Manager may at any time terminate this Agreement by not less than 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

Action by the Fund under (a) above may be taken either (i) by vote of a majority of the Directors, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

Article VI.    CERTAIN INFORMATION.

The Portfolio Manager shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Portfolio Manager shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, (b) the Portfolio Manager shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, (c) there is a change in control of the Portfolio Manager or any parent of the Portfolio Manager within the meaning of the 1940 Act, or (d) there is a material adverse change in the business or financial position of the Portfolio Manager.

Article VII.    CERTAIN DEFINITIONS.

For the purposes of this Agreement, the ‘‘affirmative vote of a majority of the outstanding shares’’ means the affirmative vote, at a duly called and held meeting of stockholders, (a) of the holders of 67% or more of the shares of the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund, as the case may be, entitled to vote at such meeting, whichever is less.

For the purposes of this Agreement, the terms ‘‘affiliated person,’’ ‘‘control,’’ ‘‘interested person’’ and ‘‘assignment’’ shall have their respective meanings defined in the 1940 Act; the term ‘‘specifically approve at least annually’’ shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act and the rules and regulations thereunder and the term ‘‘brokerage and research services’’ shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

Article VIII.    NONLIABILITY OF PORTFOLIO MANAGER.

Notwithstanding any other provisions of this Agreement, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Portfolio Manager, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager, including its officers, directors and members, shall not be subject to any liability to the Manager, to the Fund, or to any stockholder, officer, director or partner thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

Article IX.    EXERCISE OF VOTING RIGHTS.

Except with the agreement (which may be evidenced by resolution) or on the specific instructions of the Directors of the Fund or the Manager, the Portfolio Manager shall not exercise or procure the exercise of any voting right attaching to investments of the Fund.

Article X.    COUNTERPARTS.

This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC and PACIFIC INVESTMENT MANAGEMENT COMPANY LLC have each caused this instrument to be signed on its behalf by its duly authorized representative, all as of the day and year first above written.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By:	By:
Name: Andrew Meyers	Name:
Title: Managing Director	Title:

Accepted and agreed to as of the
day and year first above written:

MUNICIPAL ADVANTAGE FUND INC.

By:
Name:   Brian S. Shlissel
Title:   President and Chief Executive Officer

PROXY
MUNICIPAL ADVANTAGE FUND INC.
COMMON AND PREFERRED SHARES

PROXY IN CONNECTION WITH A SPECIAL MEETING OF
STOCKHOLDERS TO BE HELD ON MARCH 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND

The undersigned holder of common or preferred shares of Municipal Advantage Fund Inc., a Maryland corporation (the ‘‘Fund’’), hereby appoints Lawrence G. Altadonna, Thomas J. Fuccillo and Brian S. Shlissel, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend a Special Meeting of Stockholders of the Fund (the ‘‘Special Meeting’’) to be held at 9:30 a.m., Eastern Time, March 15, 2007 at the offices of Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, between West 54th and West 55th streets, 49th Floor, New York, New York 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at such Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Special Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE REGARDING THE APPROVAL OF THE PORTFOLIO MANAGEMENT AGREEMENT INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS.

Please refer to the Proxy Statement for a discussion of the approval of the Portfolio Management Agreement.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF
AND RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign this proxy exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

        Please mark
      votes as in
        this example.

The Board of Directors recommends a vote ‘‘FOR’’ Proposal I.

I.    Approval of the Portfolio Management Agreement relating to the Fund between Allianz Global Investors Fund Management LLC and Pacific Investment Management Company LLC.

FOR	AGAINST	ABSTAIN

MUNICIPAL ADVANTAGE FUND INC.

COMMON AND PREFERRED SHARES

Please check box at right if an address change or comment has been made on the reverse side of this card.

Please be sure to sign and date this Proxy.

Shareholder                                                                        Joint Owner
signature:                                       Date:                       (if any signature:                                       Date: